Exhibit 23.1


                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT


To the Board of Directors
Inyx, Inc.


We consent to incorporation by reference into the registration statement on Form SB-2 of Inyx, Inc. (filed on October 1, 2004) of our report, dated April 9, 2004 on our audit of the consolidated financial statements of Inyx, Inc. as of December 31, 2003 on Form 10-KSB.


/s/ Berkovits, Lago & Company, LLP
Fort Lauderdale, Florida
October 1, 2004